As filed with the U.S. Securities and Exchange Commission on May 13, 2025.

Registration No. 333-286050

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ETORO GROUP LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Sheshet Hayamim St.,
Bnei Brak, Israel 5120261
+972 73-265-6600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Yoni Assia
eToro USA LLC
221 River St 9th floor,
Hoboken, NJ 07030
+1 201-479-0267
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Tel: (212) 735-3000	Dan Shamgar Jonathan Irom Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: 972-3-610-3100	Marc D. Jaffe Joshua G. Kiernan Gilad Zohari Michael J. Rosenberg Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Tel: (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-286050

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

EXPLANATORY NOTE

eToro Group Ltd. is filing this registration statement with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) (“Rule 462(b)”) under the U.S. Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form F-1 (File No. 333-286050), which was declared effective by the Commission on May 13, 2025, (the “Prior Registration Statement”).

The registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional 2,211,470 Class A common shares of the registrant, which includes 288,452 Class A common shares that may be sold as part of the underwriters’ option to purchase additional Class A common shares. The additional Class A common shares that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed in Part II, Item 8 of this registration statement and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Appleby (BVI) Limited regarding the validity of the Class A common shares being registered
23.1	Consent of Kost Forer Gabbay & Kasierer, a Member of EY Global
23.2	Consent of Appleby (BVI) Limited (included in Exhibit 5.1)
24.1**	Power of attorney (included in signature pages of the Prior Registration Statement)
107	Registration Fee Table

**	Previously filed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-286050 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index set forth herein, which are filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on May 13, 2025.

ETORO GROUP LTD

/s/ Jonathan Alexander Assia
Name:	Jonathan Alexander Assia
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth below on May 13, 2025.

Name	Title

/s/ Jonathan Alexander Assia	Chief Executive Officer
Jonathan Alexander Assia	(Principal Executive Officer)

*	Chief Financial Officer
Meron Shani	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Ronen Assia

*	Director
Santo Politi

*	Director
Avner Stepak

*	Director
Eddy Shalev

*By:	/s/ Jonathan Alexander Assia
Jonathan Alexander Assia
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Hoboken, State of New Jersey, on May 13, 2025.

ETORO USA LLC

By:	/s/ Jonathan Alexander Assia
	Name:	Jonathan Alexander Assia
	Title:	Director

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